EMPLOYMENT AGREEMENT
                      ____________________



AGREEMENT made this 3rd day of June, 1995, by and between DELAWARE OTSEGO CORPORATION, a New York corporation, with its principal office and place of business at 1 Railroad Avenue, Cooperstown, New York 13326 (hereinafter called "Employer") and WALTER G. RICH, an individual, residing at 122 Main Street, Franklin, NY 13775 (hereinafter called "Employee").



                      W I T N E S S E T H :


     WHEREAS, Employee currently serves as President, Chief
Executive Officer and Director of Employer; and

     WHEREAS, Employer acknowledges and recognizes the value of Employee's services and deems it necessary and desirable to retain Employee's full-time services for the period set forth herein; and

     WHEREAS, both Employee and Employer desire to embody the terms and conditions of Employee's employment in a written agreement which will supersede all prior agreements of employment, whether written or oral; and

     WHEREAS, the employment, the duration thereof, the compensation to be paid to Employee, and the other terms and provisions of this Agreement were duly approved by action of Employer's Board of Directors at a meeting held on the 3rd day of June, 1995.

     NOW, THEREFORE, the parties hereto agree as follows:

     FIRST:  TERM:
     Employer does hereby employ Employee as its President and Chief Executive Officer for an initial term of five (5) years commencing on the date hereof. The Employer shall have the option to renew this Agreement and extend Employee's employment upon the same terms and provisions as are contained herein except as to compensation for an additional period of five (5) years. The minimum compensation to be paid to Employee during such renewal term shall be an amount mutually agreeable to the Employer and Employee. The Employer shall give to Employee written notice of its election to renew this Agreement at least six (6) months prior to expiration of the initial term.

     SECOND: COMPENSATION:
     Employer shall pay to Employee for services to be rendered hereunder compensation at a minimum rate of $187,000.00 per annum during the initial term hereof, payable in weekly installments or on such other basis as may be agreed upon. Employee's compensation

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shall be reviewed from time to time by the Board of Directors of
Employer or an appropriate committee thereof, after which such compensation may be increased in such amount as may be determined by such Board or committee, as the case may be, in its sole discretion. Nothing contained in this Agreement shall preclude Employer from granting or Employee from receiving benefits under or participating in any bonus, incentive, profit sharing, stock option, stock purchase, retirement, pension, insurance or similar benefit plan of Employer now or hereinafter in effect for its management personnel.

     THIRD:    OTHER BENEFITS:
     Employee will be provided continued coverage at not less than current levels under all Employer's life insurance, health, hospitalization, dental and Major Medical plans. Employee shall also be provided an automobile suitable and appropriate to his position with Employer.

     FOURTH: DUTIES AND SERVICES:
     Employee is engaged as President and Chief Executive
Officer of Employer during the term hereof. Employer will use its best efforts and powers to sustain and continue Employee's election as Director and his designation as President and Chief Executive Officer; and Employee will serve in such capacity or capacities for Employer, and will serve in such other capacities for any controlled affiliate of Employer to which he may be elected or appointed from time to time. Employee shall devote his full time, attention and efforts to the business and affairs of Employer, except during usual vacation periods and reasonable periods of illness or incapacity, and shall perform his duties faithfully, diligently and to the best of his ability. Subject to Paragraph SEVENTH, nothing contained herein shall be construed to prevent
Employee: (1) from acting as a member of the Board of Directors of any other corporation and from receiving compensation therefor; (2) from making investments of any character in any business; or (3) from otherwise engaging in other business activities, provided in each case, however, that such service as a director, investments, or any business activities do not interfere substantially with the performance of Employee's duties hereunder. If Employee is not elected as Director or designated as President and Chief Executive Officer of Employer, or is removed from either of such positions, in each case without cause and without his approval, such failure to elect or designate or such removal shall constitute a default hereunder on the part of Employer and Employee shall continue to be compensated as provided in Paragraph SECOND hereof, as the case may be, but from and after any such default (1) Employee's employment shall, nevertheless, continue in accordance with the terms and provisions of this Agreement and as a consultant to the Employer,
(2) Employee shall thereupon be obligated to perform consulting services for the Employer at the Employer's offices in Cooperstown, New York for a maximum of four (4) days during each calendar month, and (3) Employee shall not be restricted in performing services elsewhere for other parties. In such event, Employee shall also receive service credit under any retirement or pension plan of

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Employer then in effect as if Employee had continued to render uninterrupted services for the remainder of the term of this Agreement. For the purpose of this Paragraph, a substantial reduction in Employee's authority, powers or duties shall constitute removal from his position.

     FIFTH:  EXPENSES:
     The Employer will arrange for the payment of expenses incurred by Employee in furtherance of or in connection with the business of the Employer, including but not limited to all traveling expenses and all entertainment expenses (whether incurred at Employee's residence, while traveling, or otherwise). If any such expenses are paid in the first instance by Employee, the Employer will arrange for his reimbursement therefor. The Employer recognizes that, in the performance of his duties, Employee may be required to entertain various persons and representatives of organizations with whom the Employer has or would like to have business relationships.. The Employer will arrange for the reimbursement of Employee upon presentation of expense vouchers for any such expenses which are adaptable to the usual accounting procedures established by the Employer.

     SIXTH:  WORKING FACILITIES:
     Employee shall be furnished with a private office in Cooperstown, New York and a secretary and such other facilities and services suitable to his positions and adequate to his needs for the performance of his duties including, without limitation, suitable transportation at least equal to that which Employee currently receives from Employer. Employee shall, on a monthly basis, furnish Employer with itemized information in conformity with its usual accounting procedures concerning his personal use of any such facilities or services and shall reimburse Employer for such personal use at rates prescribed by it.

     SEVENTH: CONFIDENTIAL INFORMATION:
     Employee shall not, during or subsequent to his employment hereunder, divulge, furnish or make accessible to anyone (otherwise than in the regular course of the business of Employer) any knowledge or information, techniques, plans, trade or business secrets or confidential information relating to the business of Employer or with respect to any other confidential or secret aspect of the business of Employer, nor shall Employee make any use of the same for his own purposes or for the benefit of anyone under any circumstances; provided that, after the term of his employment, these restrictions shall not apply to such knowledge, techniques, plans, trade or business secrets or confidential information which is then in, or subsequently becomes part of, the public domain, except because of disclosure by Employee without Employer's consent.

          It is the desire of the parties that the provisions of this Paragraph be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, if any particular portion of this Paragraph be adjudicated as invalid or unenforceable, this Paragraph shall be deemed amended to delete

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therefrom such portion so adjudicated, such deletion to apply only with respect to the operation of this Paragraph in the particular jurisdiction so adjudicating. If there be a breach or threatened breach of this Paragraph, Employer shall be entitled to an injunction restraining Employee from such breach, but nothing herein shall be construed as prohibiting Employer from pursuing any other remedies for such breach or threatened breach. The provisions of this paragraph SEVENTH shall survive the termination or expiration of this Agreement.

     EIGHTH: DISABILITY:
     If (1) Employee shall suffer any illness, disability or incapacity so that he is unable to perform his duties hereunder and such illness, disability or incapacity shall be deemed by a duly licensed physician (who may be Employee's personal physician) to be permanent or (2) Employee is unable to render full-time services to the Employer of the character required hereunder for a period of six (6) consecutive months by reason of illness, disability or incapacity and the Board of Directors of the Employer and if the Company determines that Employee has been permanently disabled, then and in either of such events, Employee will continue to render such advisory and consultative services as he is able, and as may be reasonably requested of him by the directors and officers of the Employer and he shall receive his annual compensation for the balance of the term of this Agreement in such installments as he shall then be currently receiving. Compensation during any period of disability shall be adjusted for reimbursement from any disability insurance paid for by Employer.

     NINTH:  DEATH:
     In the event of Employee's death during the term of this Agreement, the Employer shall pay to Employee's designated beneficiary or beneficiaries, or, in default of such designation, to his estate, the annual salary due for the balance of the Agreement prorated for any partial year thereof and payable in a lump sum within ninety (90) days from the date of his death.

     TENTH:  EARLY TERMINATION:
     This Agreement may be terminated prior to the end of the Term provided in paragraph FIRST under and subject to the following conditions:

          a) Employee shall have the right to terminate this Agreement during the Term by giving thirty (30) days advance written notice. Upon the expiration of such notice period, Employee shall not be entitled to any further compensation hereunder.

          b) In the event of any change in control of Employer from and after the date hereof, either Employer or Employee may, at his/its independent election, such election to be evidenced by written notice, terminate this Agreement. Effective upon the giving of such notice, regardless of which party elects to give such notice, Employer shall pay to Employee a sum equal to Employee's then

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current annual salary multiplied by the years (including fractional years) remaining in the Term of this Agreement prior to the giving of such notice, less any legally required withholdings. As used in this Paragraph THIRD, "change in control" means (i) any such change required to be reported to the Securities and Exchange Commission under Item 1 in a Current Report on Form 8-K (or a successor provision thereof); provided, however, that no change in control shall be deemed to have occurred which involves the acquisition, holding, voting or disposing of less than 40% of Employer's outstanding voting securities, or (ii) the sale of all or a substantial portion of the productive assets of Employer. For purposes of this Paragraph, "Employer" shall include both jointly and severally, Delaware Otsego Corporation and The New York, Susquehanna and Western Railway Corporation.

          c)Employer may terminate this Agreement at any time without cause by giving thirty (30) days advance written notice to Employee. Effective upon the giving of such notice, Employer shall pay to Employee a sum equal to Employee's then current annual salary multiplied by the years (including fractional years) remaining in the Term of this Agreement prior to the giving of such notice, less any legally required withholdings.

          d)Employer may terminate this Agreement at any time for cause. For purposes of this Agreement, "cause" shall include any one or more of the following:

          1. A material breach of any covenant, provision or condition of this Agreement by Employee.

          2. Commission by Employee of a felony or a crime involving moral turpitude.

          3. Any gross negligence or willful misconduct in the performance of Employee's duties that results in detriment to Employer.

Upon any such termination, Employee shall not be entitled to any further compensation hereunder.

     ELEVENTH:  NOTICE:
Any notice required or given under this Agreement shall be sufficient if in writing and sent by registered or certified mail to his residence in the case of Employee or to Attention: Secretary, Delaware Otsego Corporation in the case of Employer, at the addresses hereinabove set forth, or to such other addresses as may be designated

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subsequently by the parties hereto.  Any such notice shall be deemed given when so addressed and mailed.

     TWELFTH:  WAIVER OF BREACH:
A waiver by Employer or Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

     THIRTEENTH:  ENTIRE AGREEMENT:
This Agreement contains the entire understanding and agreement between the parties and cannot be amended, modified or supplemented in any respect, except by an agreement in writing signed by the party against whom enforcement of any amendment, modification or supplement is sought.

     FOURTEENTH:  SUCCESSORS AND ASSIGNS:
This Agreement shall inure to the benefit of and be binding upon Employer and its successors and assigns including, without limitation, any corporation or other entity which may acquire all or substantially all of the capital stock, assets and/or business of Employer or with or into which Employer may be consolidated or merged, and Employee, his heirs, executors, administrators and legal representatives.

     FIFTEENTH:  GOVERNING LAW:
This Agreement shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first hereinabove written.



                                   DELAWARE OTSEGO CORPORATION


                                   s/ EVERETT A. GILMOUR
                                   ______________________________
                                   Everett A. Gilmour
                                   Chairman of the Board



                                   s/ WALTER G. RICH
                                   ______________________________
                                   Walter G. Rich
                                   Chief Executive Officer

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